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                                                                    EXHIBIT 10.3

                            [MANNATECH LETTERHEAD]



PERSONAL AND CONFIDENTIAL
-------------------------


March 15, 2001



Mannatech, Incorporated
600 South Royal Lane, Suite #200
Coppell, Texas 75019


Dear

The year 2000 was a particularly difficult one for the Mannatech business. While 2001 will also present challenges, I believe that we have many initiatives and programs in place that can make it a successful one. However, this is only possible with the diligent attention to business that executives like you bring to the table. In order for us to achieve our budgetary targets, much creativity, innovation and attention to detail is required.

I am pleased to inform you that the Board of Directors has approved your participation in the 2001 Executive Bonus Plan. Only a select few have been selected to participate in this program, so confidentiality is absolutely
                                         -- --------------- -- ----------
essential!!
-----------

The plan works like this. In order for any of us to participate in the plan, the corporation must achieve a pre-tax income target (the profit target) of $500,000. If we achieve this target, a sliding scale bonus program takes effect that can award you up to a maximum of 50% of your base salary as a bonus.

     .    If we hit the $500K profit target, then you have earned a 10% bonus.
     . If we earn $1 million as our profit target, then you will earn an additional 5% for a total of 15% of your base salary.
     . For each additional $1 million of profit target achieved thereafter, you can earn an additional 5% of your base salary up to a maximum of 50% of your base salary (a personalized schedule with additional detail is attached).

Again, this reward can only be achieved if we all pull together as a team to achieve our goal, so let's pull together and go for it!!

Sincerely,

/s/ Robert M. Henry

Robert M. Henry
Chief Executive Officer

RMH/cds

Attachment
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                             PERSONALIZED SCHEDULE


This is a schedule based on your personal base salary of


Pre-Tax Income      % of Bonus          Amount Earned       Your
Level Achieved      Entitlement    =    At Each Level   =   Bonus
--------------      -----------         -------------       ------

$ 500,000              10%

1,000,000               5%

2,000,000               5%

3,000,000               5%

4,000,000               5%

5,000,000               5%

6,000,000               5%

7,000,000               5%

8,000,000               5%
                      -----
     MAXED OUT AT      50%


- Please note: The percentage only kicks in after you hit the next "step target." No additional percentages awarded for partially exceeding target levels.

- Payments will be made in March of the following year after year-end results are audited and certified.

-  You must be an employee at time of certification to receive the bonus!!!